UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 7, 2009
(Date of earliest event reported: January 5, 2009)

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 5, 2009, the Amended and Restated Credit Agreement dated as of August 30, 2007 (the "Credit Agreement"), among Macy’s Inc. ("Macy’s"), its wholly owned subsidiary, Macy's Retail Holdings, Inc. ("MRHI"), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent, was amended and restated (as so amended and restated, the "Amended Credit Agreement") as contemplated by the Amendment and Restatement Agreement described in the Form 8-K filed by Macy's with the Securities and Exchange Commission on December 17, 2008.

The amendment and restatement of the Credit Agreement had no effect on the size or maturity of the credit facility, the commitments of the lenders thereunder or the letters of credit currently outstanding thereunder.

Under the Amended Credit Agreement, the Company is required to maintain (1) a ratio of consolidated EBITDA to consolidated net interest expense of no less than 3.00 to 1.00 through October 30, 2010 and 3.25 to 1.00 thereafter, and (2) a ratio of consolidated indebtedness to consolidated EBITDA of no more than 4.90 to 1.00 through October 31, 2009, 4.75 to 1.00 from November 1, 2009 to October 30, 2010 and 4.50 to 1.00 thereafter, all as calculated in accordance with the provisions of the Amended Credit Agreement.  These requirements replace the requirements in the Credit Agreement that previously required the Company to maintain a ratio of consolidated EBITDA to consolidated net interest expense of no less than 3.25 to 1.00 and a ratio of consolidated net debt to the sum of consolidated net debt plus consolidated net worth of no more than 0.62 to 1.00.

The Amended Credit Agreement also contains certain new or amended covenants that provide for, among other things, limitations on subsidiary indebtedness, limitations on liens and sale/leaseback transactions, limitations on dividends or other distributions in respect of equity interests and repurchases of equity interests, and limitations on specified intercompany transactions.

All obligations of MRHI under the Amended Credit Agreement are guaranteed by existing and future domestic subsidiaries of MRHI, subject to such guarantees being released in specified circumstances.
Macy's paid the lenders a customary fee for entering into the Amended Credit Agreement. In addition, fees and interest rates under the Amended Credit Agreement increased.

Also on January 5, 2009, in connection with the execution of the Amended Credit Agreement, Macy's, MRHI, the MRHI subsidiaries parties thereto and JPMorgan Chase Bank, N.A., as paying agent, entered into an Amended and Restated Guarantee Agreement (the "Guarantee Agreement"), whereby Macy's and the MRHI subsidiaries agreed to guarantee the obligations of MRHI under the Amended Credit Agreement.

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: January 7, 2009	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary